Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2023 LogicMark Inc Earnings Call EVENT DATE/TIME: APRIL 18, 2024 / 8:30PM GMT

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

CORPORATE PARTICIPANTS

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Mark Archer LogicMark Inc - Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

Marla Marin Zacks Small Cap Research -

PRESENTATION

Operator

Good day, and welcome to LogicMark fourth quarter and full year 2023 financial results and corporate update conference call. Today’s speakers from LogicMark are Chia-Lin Simmons, Chief Executive Officer, and Mark Archer, Chief Financial Officer.

During this call, management will be making forward-looking statements, including statements that address LogicMark’s expectations for future performance or operational results and anticipated product launches. Forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements.

For more information about these risks, please refer to the risk factors described in LogicMark’s most recently filed annual report on Form 10-K and subsequent reports filed with the SEC as well as LogicMark’s press release that accompanies this call, particularly the cautionary statements in it.

The content of this call contains time-sensitive information that is accurate only as of today, April 18, 2024. Except as required by law LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occurs after this call.

At this time, I’d like to hand the conference over to Chia-Lin Simmons. You may begin.

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Thank you, Towanda, and good afternoon, everyone. I’m very pleased to report that during the fourth quarter of 2023, we achieved revenue growth of 13% and a 21% increase in gross profit compared to the same period last year.

Our gross -- our annual gross margin for 2023 was the highest compared to the previous two years and we have successfully achieved key operational objectives such as strengthening distribution channels, launching new products, entering new verticals and establishing new intellectual property.

The period between 2020 and 2022 was a time of transition for our company, characterized by the impact of COVID-19, survival of new management and the rebuilding of our corporate infrastructure. In 2023, we took a significant step forward with our progress, finishing the year with strong momentum. So I would like to congratulate the entire LogicMark team for their efforts. In 2023, we were laser focused on advancing our current platform as a service or CPaaS cloud ecosystem. This includes the use of advanced technologies such as Artificial Intelligence or AI, Machine Learning or ML, GPS tracking for detection sensors, two-way communication, 24/7 US-based monitoring and integration with smartphones and smart home devices.

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

All of these technologies combined to create a truly interconnected network of devices and Internet of Things or IoT collective networks. At LogicMark, we understand that are lives are being extended to the help of technology. We are adjusting the quality from lived experience to a combination of AI enhanced care, wellness and safety systems through our products as well as the development of our intellectual property or IP as it’s commonly called.

The investment in research and development that we have been making in our technology is yielding great results, both with our pipeline of new products and our library patents. You see that from our AI enabled proprietary fall detection oriented devices, geared towards the aging population as well as our software products and services aimed towards providing safety for people of all ages. Since I arrived at LogicMark in mid-2021, we have filed 12 patents and move seven to final patent status. Six have been published. This includes two provisional patents filed last month, focused on AI.

In our recent AI focused IP filings, we disclosed our sensor enabled environment [C], which employs our AI and ML systems at the edge in combination with our cloud-based care processing systems, integrating AI and ML and Game Theory for active and passive behavior based monitoring. These patents, interwoven with our other patents, allow us to provide much needed products and industry that actively and passively monitors behavior and provides early accurate information that could be used to remediate adverse health, wellness and safety situations.

Our patent and product framework supports a recurring revenue model for existing and new products, allowing us to introduce new features seamlessly and provides an opportunity to license our technology to other third parties.

We’ve made great strides with our product offerings. In 2023, we introduced the Freedom Alert Plus. It’s Wi-Fi enabled and the first hybrid product to be launched into the marketplace by the company since 2015 or eight years ago.

It is also our first product to be released using a newly developed cloud-based AI enabled services with our Care Platform as a service model. Freedom Alert Plus is an advanced device, but proprietary software offering the following features. Patented fall detection technology that automatically notifies caregivers or emergency services.

A free Care Village mobile app for iOS or Android, which can be downloaded from the Apple App Store or Google Play Store. Caregiver calling via two-way voice communication to further enhance the level connection and support. A one inch screen may for those with reduced dexterity, device monitoring with battery life and over the air software and fraud detection algorithm updates and we provided 24/7 US based emergency monitoring service, giving caretakers the peace of mind that someone is always available to help.

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

In 2023, we also released a new Freedom Alert Mini, features include patented fault detection technology, two-way communications during emergency, GPS monitoring. The smaller form factor many pairs with our caregiver companion software app, available on IOS or Android devices. With the push of a button, users can request assistance from a 24/7 US-based emergency monitoring service using devices for [GLTE] cellular service.

Additionally, it has a functionality to create a virtual boundary around a specific location, no net geo-fencing. If I left one moves beyond this designated area, caregivers receive an alert promptly, providing them with an extra layer of security and peace of mind.

Geo-fencing is particularly important for individuals with Alzheimer’s or other forms of dementia, who are prone to wandering as it helps ensure their safety. I’m also excited to share that recently we expanded the company’s aperture and market reach by providing safety and security to everyone. We’ve done so with the launch of our new subscription-based software application Aster. It’s our first standalone software product that operates independently of any hardware.

This new app contains many features to provide peace of mind to users of all ages, allowing them to remain connected to their loved ones. It’s available both on the Apple App Store and Google Play Stores. Aster is a product designed to provide a layer of safety for many use cases. This includes college students walking on campus at night, loan workers, such as a real estate agent hosting an open house, contractors going to home they’ve never been too, active seniors taking a stroll by themselves or even parents undergo.

A unique feature called Follow Me allows you to connect your mobile phone calendar and share specific events with family and friends. This allows them to be notified at the end at that event. If you don’t check back, in that say, after a date, or run in the park. A bluetooth button accessory can also be purchased from LogicMark and place in a pocket or attach a backpack or purse or keyring as a quick access emergency device paired with Aster.

We understand how people use products during emergencies and are creating solutions to meet those needs. Paired with a Bluetooth button, you do not need to have the app running in active or remember to launch the app before you walk to your car, scenarios which can train the battery of your phone when you need it the most.

So as long as your phone is within range of the button, you can just push that button, even if your phone is in your backpack or pocket. Your notification will be sent to your loved ones who are following you and also to our US-based 24/7 monitoring service, at that time, the last GPS location will be delivered to your friends, family as well as emergency services.

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

Our recent technology releases are excellent examples of how our season pass model is evolving and our traction thus far affirms our ability to expand our capabilities as a device, IoT solution and service provider. We’ve mentioned previously that our business plan includes expanding distribution channels. As we continue to build out our product and services offerings, we know that having multiple channels will help us grow our brand awareness and revenue streams.

Approximately 70% of PERS customers are estimated to fall into the direct to consumer category. To capitalize on this trend, we continue to expand the product line into our LogicMark store on Amazon and on our e-commerce store on our website, where we can now accept customer orders for our PERS devices and related accessories. We expect these stores to help boost sales, reduce our customer acquisition costs and increase margin.

Another channel we’re focused on is the health B2B opportunity. We are exploring partnerships with organizations such as independent living facilities, hospitals, insurance companies, managed care organizations, affiliates and dealers. Partners can provide leads for new and replacement customers, having significant buying power and can provide collaboration and product research and development. We envision a continued focus on growing the health channel during 2024.

On the government side, we’re proud to continue our relationship with the Veterans Administration. This past Veterans Day, [myself] there’s 17 years of our long-standing working relationship, providing products that safeguard our value veterans with life-saving devices.

We have a contract with the US General Services Administration or GSA, where we have an opportunity to expand our business into other federal state and local government agencies. We believe there is ample room to increase our market share based on the reported care economy trends.

The United Nations World Health Organization and National Institute of Health, just to name a few provide insights regarding the quality of life of an aging population. These leading advocates remind us about continued challenges such as the ability to remain active and independent, the lack of caregivers and increasing costs of meeting the needs of the elderly.

Personal Safety is now another area of care economy in which we are participating . A Gallup poll states that 40% of all Americans are afraid to walk alone at night within only a mile of their home, 66% of adults avoid social or outdoor activities due to fear of personal crime. This figure is the highest in three decades. We’ve seen the growing need for solutions to help people feel more secure in our innovative Aster solution is a step in that direction.

The marketplace is demanding a diverse set of technology solutions, and we have an excellent opportunity to meet the needs of customers across this broad spectrum, including students in the belt on the go, which is our additional safety. Seniors who wish the age in a comfort of their own homes, people with chronic health conditions or disabilities, health care providers such as hospitals and nursing homes and government agencies and the constituents in our value military veterans. We are also excited about the potential to grow our business by offering more recurring monitored and connected services.

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

We intend to expand our product line of cell based safety solutions to include additional products, services and support using CPaaS. This will enable us to integrate with a variety of third-party devices and services, allowing us to serve our customers no matter where they are, whether at home or on the go. While we are excited to expand and capture new business to recurring monthly services and products, our plans also include the continued growth of our unmonitored purse business, which is potentially a life-saving product for those on low or fixed incomes and, or require long charge devices.

We believe that everyone, regardless of economic circumstance deserved ability to age with grace and live with safety and security. As you can see, our vision includes casting a broader net relative to where this company has historically operated. We meet customers’ needs directly and also expand our capabilities and enterprise offerings as an IoT solutions provider.

At this point, I’d like to turn the call over to Mark to summarize the financial results.

Mark Archer LogicMark Inc - Chief Financial Officer

Thank you Chia-Lin, our 2023 results reflect the team’s continued work to build a durable business model with a product portfolio of technology, that meats a broader segment of the care economy. As to the financial results, I’m also happy to report our fourth quarter 2023 revenues were $2.4 million, a 13% increase from $2.1 million in the same period last year.

The 13% increase was due to 8% higher unit sales and a 5% increase in average sell price. Gross profit for the fourth quarter of 2023 was $1.6 million, up 21% from the same period last year. Higher gross profit was driven by both the increasing year-over-year sales and margin improvement.

Gross margin improved to 66% in the fourth quarter of 2023, and that’s a 450 bps increase over the same quarter last year. We continue to make improvements in both are inbound and outbound shipping costs. Total operating expenses were $11 million, which included a noncash goodwill impairment charge of $7.8 million in the fourth quarter, excluding the impairment, expenses were $3.2 million compared to $3.7 million in the same period last year, a 14% decrease.

Now if we look into those operating expenses and look, just at G&A, the G&A was lower by $650,000 from $3.2 million to $2.5 million during this most current quarter, an improvement of 21%. Cost reductions were realized in salary and wages, professional fees, recruiting expenses and the elimination of franchise tax payments that came with our redomestication from Delaware to Nevada.

In the fourth quarter of 2023, a non-cash deemed dividend of $900,000 was recorded due to the warrant inducement transaction completed in November of 2023. Net loss for the quarter was $1.73 per share on $1.7 million weighted shares outstanding, excluding the impact of the impairment charge and the deemed dividend. And that compares with a net loss of $5.23 per -- $5.23 per share on $0.5 million weighted shares outstanding in the prior quarter. Adding back the two non-cash charges, the net loss for this recent fourth quarter was $5.74.

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

Now if I could turn to the full year 2023 annual revenues were $9.9 million, a 17% decrease compared to the prior year’s $11.9 million. This decrease was driven by 22% lower unit sales, partially offset by a 5% increase in average sell price.

As we’ve discussed on previous calls, we have been comping against 2022 revenues that included onetime replacement sales from our customers with 3G [purse] units that were made obsolete by the sunsetting of 3G support by the national mobile carriers. Those replacement sales stopped in October of 2022.

Gross profit for the year was $6.7 million, down from $7.2 million in the prior year. Margin improvement measures helped offset the impact of lower year-over-year revenues. Gross margin improved to 67.1% for the year 2023, a 640 bp increase from the full year of 2022. As was the case in the fourth quarter, much of the improvement resulted from lower inbound and outbound shipping costs.

Total operating expenses for the year were relatively unchanged at $14.2 million compared to $14.1 million in the year ended 2022 and that’s with excluding the recent quarter’s goodwill impairment charge. Total G&A expenses for the year were also relatively unchanged at $11.8 million, up just 1% from full year 2022.

The net loss for 2023 was $4.3 compared with the prior year’s net loss of $15.15 per share, excluding the impact of the impairment charge and the deemed dividend. Adding those two non-cash charges back, the net loss for 2023 was $11.66.

As of December 31, 2023, the company had cash and cash equivalents of $6.4 million compared with $7 million at the end of 2022. During the year ended 2023, the company received gross proceeds of $6.4 million from issuing common stock warrants and the exercise of common stock purchase warrants.

At this time, I’d like to open the call for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Marla Marin Zacks Small Cap Research

Thank you. So I have a few questions. First, starting with Aster. I mean, it sounds like Aster could expand your target market significantly, given the very versatile nature of the device from the service it offers. Is it too early for you to provide any color on the kind of feedback you’re hearing since its launch?

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Opportunity, may draw here, as you’ve mentioned, Marla, and thank you for joining. It is absolutely a huge sort of expansion of our business. This product came out of our passion for actually helping people with a more active lifestyle, especially some the 18 or early 18 population, who are still hiking and perhaps still carrying their smartphones everywhere they go.

And we realize that there is a significant sort of opportunity to utilize the same technology to cover, again, anybody from a college student all the way to lone workers. Reality is that it’s always shocking to me when I look at the Gallup poll about how many people fearful for their personal safety. So the product that we provide here is really actually a great opportunity.

The initial sort of feedback is that the product is paired with, for example, our Bluetooth button, is absolutely a fantastic product and very unique in a sense that, again, we’re very thoughtful when we talk about providing and building new products. As women, in a sandwich generation person, myself, we spend a lot of time thinking about what does it mean to basically provide a new product into the market and (technical difficulty) for example parking lot.

And what does that mean in terms of having something that is easy to assess. So that you don’t have to break out your phone, put in your password on your very large smartphone and then tried to do that. Well, somebody perhaps attacking you for year end in some type of emergency sort of situation. But you really want to do is able to sort of access that emergency service immediately. And so in Aster paired with our Bluetooth button allows you to do that and you don’t even have to remember to activate the app before you -- we use wherever you are willing to go to your car, may who does that, right.

And this is a type of thinking that -- we think that some companies have never think to and we certainly know that some of our competitors don’t even have that feature and functionality. And so we started that and was much harder for us to basically do the engineering work to ensure that happens that you don’t have to have the app launch before you need to use it for emergency. So, we think that will be received well as we launch this product until wider marketplace.

Marla Marin Zacks Small Cap Research

Thank you. Sort of sideways into my next question, which is, you’ve talked before, and I think you mentioned in the press release about integrating with third party connected and wearable devices and services. Again, (technical difficulty) without asking for any kind of detail that you obviously can’t provide. Are there any early stage conversations that are ongoing at this time or is too early?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

We are looking at this as a [system] (technical difficulty) system was muting in for a quick minute there. I will not sort of speak to -- who we’re speaking with, but there’s definitely some discussions to integrate some different products and devices into the cloud-based service. One of the things that we think about as we are developing products, for example, is that we really, -- for example, with Freedom Alert Plus have access and have the opportunity to sort of help people before I follow-up servers.

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

And so you can imagine that some of the products and services that we’re integrating with would help with that. We have spoken in the past and it will be launched sometimes in this year. We won’t tell you exactly, and I’m always a bit more cautious about the things like this [medicine reminder].

And so for example, integration with potentially other service providers that can help with that. You can imagine that is one area. Blood pressure, pulse ox, right? Those things make a difference in terms of helping you understand whether or not you’re nervous for a [fall], for example. And so you’ll see us continue to look at those types of integration and potential or even potential service integration in a (technical difficulty) of the offering that make things a little bit easier because of the way that we’ve designed with [t-pass] system, for example, settings like Freedom Alert Plus, other products that might be launching in the near future, it gives us opportunity to push out the services but that you actually potentially even have to buy new hardware device in some cases.

And so on that got the power of what we’re trying to sort of built out. Nobody should be static on any of the products that we have especially our new -- that the newer products like the Freedom Alert Plus to have screens, right? Because the reality is that when we have cars in the past you had mapped in your car, the way they used to have to sort of update those maps and it’s probably the way you still deal with the integrated GPS maps in your cars and you have to take it to the service center and get that updated.

That’s not the case of what you need to do for Tesla. So that map gets over the year updated. And so our devices do the same things like fault detection algorithms, for example.

And so we don’t -- I’m a believer that we are really good at what we do with the [alone]. So we will probably do things like continue to make some of them more state at the heart of being hybrid products for purse devices. And you’ll also see us looking at partnering with people who are really great at what they do, can change in a hardwort because that’s not our expertise and but to bring some of that, the partnership and data into the folds that we can make a better offering to our customers and be smarter about how we are able to offer those services to our customers.

So but that’s all to say that we are on that path. We are absolutely talking to people and doing that technology and product work and look forward to unveiling that to everybody, so.

Marla Marin Zacks Small Cap Research

That makes sense. Thank you. And then last question is on the goodwill impairment. It looks like that goodwill was associated with the (technical difficulty) LogicMark transaction. So I just want to confirm the transaction that led to the impairment charge predates the current management team. Is that correct?

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APRIL 18, 2024 / 8:30PM GMT, Q4 2023 LogicMark Inc Earnings Call

Mark Archer LogicMark Inc - Chief Financial Officer

Yeah, you’re correct, Marla, that it does relate to the acquisition of the LogicMark business. The challenge for us is, right now is our market cap and it really doesn’t support -- it doesn’t support the amount of goodwill that was on the books. But kind of to your question, we also looked at the intangibles, the other elements that were acquired with the acquisition of LogicMark, some eight years ago and there was no impairment there. So it was just a good, well.

Marla Marin Zacks Small Cap Research -

Got it. Okay. Thank you very much.

Operator

Thanks. I’m showing no further questions in the queue. I would now like to turn the call back over to Chia-Lin for closing remarks.

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Thank you. As we conclude, I would like to thank everyone for their ongoing support of our journey to become a leading provider of solutions that enhance the quality of life for all. Our LogicMark, our passion is to continue developing innovative products and implement the latest technologies, including AI and machine learning to provide personal safety so that people of all ages convert their life to the fullest with another agent at home or taking a job in the park.

We aim to offer a range of products with variety of features and price points that even those with low or fixed incomes can access solutions that enhance your personal safety and well-being. This includes landline cellular and WiFi based hardware and software solutions. Our team is making great strides, and we look forward to updating you on our next call.

Operator

Ladies and gentlemen, this concludes today’s conference call. Thank you for your participation. You may now disconnect.

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